Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending December 31, 2023 of Bloom HoldCo LLC, a Delaware limited liability company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 13, 2024

By:	/s/ Ryan D. Faber
Ryan D. Faber Chief Executive Officer (Principal Executive Officer)

Date: February 13, 2024

By:	/s/ Steven P. Mullins
Steven P. Mullins Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to Bloom HoldCo LLC and will be retained by Bloom HoldCo LLC and furnished to the Securities and Exchange Commission or its staff upon request.